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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Renaissance Worldwide, Inc. (formerly known as The Registry, Inc.) on Form S-8 of our report dated February 28, 1997 on the December 31, 1996 consolidated financial statements of Renaissance Solutions, Inc. (which expresses an unqualified opinion and includes an explanatory paragraph relating to the accounting for an acquisition as a pooling-of-interests) appearing in the Form 10-K of Renaissance Worldwide, Inc. for the year ended December 26, 1998.

                                 Deloitte & Touche LLP

Boston, Massachusetts
December 27, 1999